Exhibit 99.1

MFA

FINANCIAL, INC.

350 Park Avenue

New York, New York 10022

PRESS RELEASE		FOR IMMEDIATE RELEASE

August 1, 2013		NEW YORK METRO

CONTACT:	MFA Investor Relations	NYSE: MFA
800-892-7547
www.mfafinancial.com

MFA Financial, Inc.

Announces Second Quarter 2013 Financial Results

-Declares Special Cash Dividend of $0.28 per Share-

NEW YORK - MFA Financial, Inc. (NYSE:MFA) today announced financial results for the second quarter ended June 30, 2013.

Second Quarter 2013 and other highlights:

•                  Second quarter net income per common share of $0.19 and Core Earnings (as defined below) per common share of $0.19.

•                  On July 31, 2013, MFA paid its second quarter 2013 dividend of $0.22 per share of common stock to stockholders of record as of July 12, 2013.

•                  On August 1, 2013, MFA’s Board of Directors declared a special cash dividend of $0.28 per share of common stock. This dividend will be paid on August 30, 2013, to stockholders of record on August 12, 2013.

•                  After the special dividend, MFA will have distributed approximately $155 million in dividends in 2013 not allocated to prior years. The Company has until the filing of its 2013 tax return (due not later than September 15, 2014) to declare the distribution of any 2013 REIT taxable income not previously distributed. We currently estimate that taxable income for the prior year ended December 31, 2012 (due to be finalized not later than September 16, 2013), will be approximately $475 million.

•                  Book value per common share declined to $8.19 per common share as of June 30, 2013 from $8.84 as of March 31, 2013. Increased uncertainty about the pace and amount of future Federal Reserve asset purchases impacted the value of MFA’s MBS during the second quarter of 2013.

•                  Strong home price appreciation continues to decrease the Loan-To-Value Ratio (“LTV”) for many of the mortgages underlying MFA’s Non-Agency portfolio. MFA believes that due to underlying mortgage loan amortization and based on regional home price appreciation, the

LTV of mortgage loans underlying its Non-Agency MBS has declined from approximately 105% to approximately 90% since January 2012.  As a result, MFA continues to reduce its estimate of future losses. In the second quarter, MFA transferred $54.8 million to accretable discount from credit reserve, bringing the total transferred over the last 12 months to $224.3 million. This increase in accretable discount prospectively increases the interest income from MFA’s Non-Agency MBS. This increase in interest income will be realized over the remaining life of the assets.

•                  Due primarily to increases in accretable discount and to changes in the forward curve, the loss-adjusted yield on MFA’s Non-Agency increased from 6.80% in the first quarter to 7.15% in the second quarter.

For the second quarter ended June 30, 2013, MFA generated net income allocable to common stockholders of $67.0 million, or $0.19 per share of common stock.  Core Earnings for the second quarter were $67.4 million, or $0.19 per share of common stock.   “Core Earnings” is a Non-GAAP financial measure, which reflects net income excluding the write off of $3.9 million of issuance costs of redeemed preferred stock, $4.4 million of gain on sales of MBS and a $812,000 decrease in the fair value of the securities underlying our Linked Transactions.

Stewart Zimmerman, MFA’s Chairman of the Board and CEO, said, “MFA continues to provide stockholders with attractive returns through what we believe to be appropriately leveraged investments in both Agency and Non-Agency residential MBS.  At quarter-end our debt to equity ratio was 3.1:1.  Our Agency portfolio had an average amortized cost basis of 103.5% of par as of June 30, 2013, and generated a 2.19% yield in the second quarter.  Our Non-Agency portfolio had an average amortized cost of 73.6% of par as of June 30, 2013, and generated a loss-adjusted yield of 7.15% in the second quarter.”

“We believe MFA, an internally managed REIT, continues to be a very efficient vehicle for delivering the benefits of residential MBS investment to stockholders.  For the three months ended June 30, 2013, MFA’s costs for compensation and benefits and other general and administrative expenses were $8.8 million or an annualized 1.1% of stockholders’ equity as of June 30, 2013.”

William Gorin, MFA’s President, added, “June’s MBS sell-off was triggered by Federal Reserve communications indicating that the economy was improving to the point where it may taper future asset purchases. While an improving economy is good news for mortgage loan performance, increased uncertainty about future central bank actions has led to interest rate increases and widening credit spreads.  Home price appreciation is generally continuing due to a combination of low mortgage rates, limited housing supply, capital flows into own-to-rent foreclosure purchases and demographic-driven U.S. household formation. We believe that MFA’s $1.265 billion credit reserve appropriately factors in remaining uncertainties regarding housing fundamentals and the potential impact on future cash flows.  Our Non-Agency MBS loss adjusted yield of 7.15% is based on projected defaults that are nearly double the amount of underlying mortgage loans that are presently 60+ days delinquent.”

MFA’s $5.296 billion fair market value of Non-Agency MBS had a face amount of $6.289 billion, an amortized cost of $4.628 billion and a net purchase discount of $1.661 billion at June 30, 2013.  This discount consists of a $1.265 billion credit reserve and other-than-temporary impairments and a $395.8 million net accretable discount. At June 30, 2013, MFA’s Non-Agency MBS had 2.7% average structured credit enhancement in the form of subordination (subordinated bonds which absorb losses before MFA’s Non-Agency MBS are impacted).

Prepayments for MFA’s MBS portfolio increased modestly in the second quarter. The following table presents the weighted average prepayment speed on MFA’s MBS portfolio.

Table 1

	Second Quarter 2013 Average CPR	First Quarter 2013 Average CPR
MBS Portfolio	18.53%	17.34%
Agency MBS	20.19%	19.08%
Non-Agency MBS	16.37%	15.06%

As of June 30, 2013, under its swap agreements, MFA has a weighted average fixed pay rate of interest of 2.10% and a floating receive rate of 0.20% on notional balances totaling $2.687 billion, with an average maturity of 27 months. Due to increased interest rate uncertainty, this swap position was increased as of July 31, 2013 to a notional balance of $3.452 billion, with an average fixed pay rate of 1.96% and an average maturity of 43 months.

The following table presents MFA’s asset allocation as of June 30, 2013 and the second quarter 2013 yield on average interest earning assets, average cost of funds and net interest rate spread for the various asset types.

Table 2

ASSET ALLOCATION

At June 30, 2013	Agency MBS	Non-Agency MBS (1)	MBS Portfolio	Cash (2)	Other, net (3)	Total
($ in Thousands)
Amortized Cost	$6,904,739	$4,667,398	$11,572,137	$451,302	$(16,692)	$12,006,747
Market Value	$6,937,911	$5,339,304	$12,277,215	$451,302	$(16,692)	$12,711,825
Less Payable for Unsettled Purchases	(15,043)	(12,545)	(27,588)	—	—	(27,588)
Less Repurchase Agreements	(6,080,964)	(2,457,598)	(8,538,562)	—	—	(8,538,562)
Less Multi-year Collateralized Financing Arrangements	—	(405,458)	(405,458)	—	—	(405,458)
Less Securitized Debt	—	(443,748)	(443,748)	—	—	(443,748)
Less Senior Notes	—	—	—	—	(100,000)	(100,000)
Equity Allocated	$841,904	$2,019,955	$2,861,859	$451,302	$(116,692)	$3,196,469
Less Swaps at Market Value	—	—	—	—	(31,967)	(31,967)
Net Equity Allocated	$841,904	$2,019,955	$2,861,859	$451,302	$(148,659)	$3,164,502

Debt/Net Equity Ratio (4)	7.24x	1.64x	—	—	—	3.14x

For the Quarter Ended June 30, 2013
Yield on Average Interest Earning Assets	2.19%	7.15%	4.18%	0.03%	—	4.01%
Less Average Cost of Funds (5)	(1.15)	(2.41)	(1.56)	—	—	(1.63)
Senior Notes (6)	—	—	—	—	(8.03)%	(8.03)
Net Interest Rate Spread	1.04%	4.74%	2.62%	0.03%	(8.03)%	2.38%

(1)  Information presented with respect to Non-Agency MBS, related repurchase agreement borrowings and resulting totals are presented on a non-GAAP basis. Includes $43.7 million Non-Agency MBS and $33.2 million repurchase agreements underlying Linked Transactions.  The purchase of a Non-Agency MBS and contemporaneous repurchase borrowing of this MBS with the same counterparty are accounted for under GAAP as a “linked transaction.”  The two components of a linked transaction (MBS and associated borrowings under a repurchase agreement) are evaluated on a combined basis and are presented net as “Linked Transactions” on our consolidated balance sheet.

(2) Includes cash, cash equivalents and restricted cash.

(3) Includes securities obtained and pledged as collateral, interest receivable, goodwill, prepaid and other assets, borrowings under repurchase agreements of $405.5 million for which U.S. Treasury securities are pledged as collateral, interest payable, dividends payable, excise tax and interest payable and accrued expenses and other liabilities.

(4) For the Agency and Non-Agency MBS portfolio, represents the sum of borrowings under repurchase agreements, multi-year collateralized financing arrangements of $405.5 million and securitized debt as a multiple of net equity allocated.  The numerator of the total Debt/Net Equity ratio for the Company also includes borrowings under repurchase agreements of $405.5 million for which U.S. Treasury securities are pledged as collateral and Senior Notes.

(5) Average cost of funds includes interest on repurchase agreements, including the cost of swaps, and securitized debt.

(6) Includes amortization of Senior Notes issuance costs.

At June 30, 2013, MFA’s $12.277 billion of Agency and Non-Agency MBS, which includes MBS underlying Linked Transactions, were backed by hybrid, adjustable and fixed-rate mortgages.  Additional information about these MBS, including months to reset and three month average CPR, is presented below:

Table 3

	Agency MBS			Non-Agency MBS			Total
($ in thousands)		Avg	Avg		Avg	Avg		Avg	Avg
Time to Reset	Market Value	MTR (1)	CPR(3)	Market Value	MTR (1)	CPR(3)	Market Value	MTR (1)	CPR(3)
< 2 years (2)	$2,191,620	11	23.4%	$3,049,255	3	15.6%	$5,240,875	6	18.8%
2-5 years	953,910	39	31.4	602,501	38	17.4	1,556,411	39	26.4
> 5 years	1,112,554	72	21.9	—	—	—	1,112,554	72	21.9
ARM-MBS Total	$4,258,084	33	25.1%	$3,651,756	9	15.9%	$7,909,840	22	20.9%
15-year fixed (4)	$2,679,827		12.1%	$14,483		20.1%	$2,694,310		12.2%
30-year fixed (4)	—		—	1,667,125		17.4	1,667,125		17.4
40-year fixed (4)	—		—	5,940		11.4	5,940		11.4
Fixed-Rate Total	$2,679,827		12.1%	$1,687,548		17.4%	$4,367,375		14.2%
MBS Total	$6,937,911		20.2%	$5,339,304		16.4%	$12,277,215		18.5%

(1) MTR or Months To Reset is the number of months remaining before the coupon rate resets.  At reset, the MBS coupon will be determined based upon the underlying index, margin and periodic or lifetime caps.  The MTR does not reflect scheduled amortization.

(2) Includes floating rate MBS that may be collateralized by fixed rate mortgages.

(3) Average CPR weighted by positions as of beginning of the month.

(4) Information presented based on data available at time of loan origination.

MFA plans to hold a conference call on Thursday August 1, 2013 at 10:00 a.m. (Eastern Time) to discuss its second quarter 2013 financial results. The number to dial in order to listen to the conference call is (800) 288-8961 in the U.S. and Canada. International callers must dial (612) 332-0228. A replay of the call will be available through November 1, 2013 and can be accessed by dialing (800) 475-6701 in the U.S. and Canada or (320) 365-3844 internationally and entering access code 299172. Live audio of the conference call will also be accessible over the internet at http://www.mfafinancial.com through the appropriate link on MFA’s Investor Information page. To listen to the call over the internet, go to the applicable website at least 15 minutes before the call to register and to download and install any needed audio software. An audio replay of the call will also be available on MFA’s website following the call.

When used in this press release or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS; changes in the default rates and management’s assumptions regarding default rates on the mortgage loans securing MFA’s Non-Agency MBS; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowing; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s estimates regarding taxable income the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by the Company to accrete the market discount on Non-Agency MBS and the extent of prepayments, realized losses and changes in the composition of MFA’s Agency MBS and Non-Agency MBS portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board of Directors and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as the Board deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the Investment Company Act), including statements regarding the Concept Release issued by the SEC relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are in engaged in the business of acquiring mortgages and mortgage-related interests; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the Securities and Exchange Commission, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MFA FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands Except Per Share Amounts)	June 30, 2013	December 31, 2012
	(Unaudited)
Assets:
Mortgage-backed securities (“MBS”):
Agency MBS, at fair value ($6,484,697 and $6,747,299 pledged as collateral, respectively)	$6,937,911	$7,225,460
Non-Agency MBS, at fair value ($1,971,604 and $1,602,953 pledged as collateral, respectively)	2,857,418	2,762,006
Non-Agency MBS transferred to consolidated variable interest entities (“VIEs”)	2,438,235	2,620,159
Securities obtained and pledged as collateral, at fair value	405,458	408,833
Cash and cash equivalents	448,282	401,293
Restricted cash	3,020	5,016
MBS linked transactions, net (“Linked Transactions”), at fair value	10,519	12,704
Interest receivable	40,875	44,033
Derivative hedging instruments, at fair value	7,140	203
Goodwill	7,189	7,189
Prepaid and other assets	40,664	30,654
Total Assets	$13,196,711	$13,517,550

Liabilities:
Repurchase agreements	$8,909,283	$8,752,472
Securitized debt	443,748	646,816
Obligation to return securities obtained as collateral, at fair value	405,458	508,827
8% Senior Notes due 2042 (“Senior Notes”)	100,000	100,000
Accrued interest payable	11,331	16,104
Derivative hedging instruments, at fair value	39,107	63,034
Dividends and dividend equivalents rights (“DERs”) payable	80,440	72,222
Payable for unsettled purchases	27,588	33,479
Excise tax and interest payable	7,000	7,500
Accrued expenses and other liabilities	8,254	6,090
Total Liabilities	$10,032,209	$10,206,544

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.01 par value; 8.50% Series A cumulative redeemable 5,000 shares authorized; 0 and 3,840 shares issued and outstanding, respectively ($0 and $96,000 aggregate liquidation preference, respectively)	$—	$38
Preferred stock, $.01 par value; 7.50% Series B cumulative redeemable 8,050 and 0 shares authorized; 8,000 and 0 shares issued and outstanding, respectively ($200,000 and $0 aggregate liquidation preference, respectively)	80	—
Common stock, $.01 par value; 886,950 and 895,000 shares authorized; 362,124 and 357,546 issued and outstanding, respectively	3,621	3,575
Additional paid-in capital, in excess of par	2,949,483	2,805,724
Accumulated deficit	(457,586)	(260,308)
Accumulated other comprehensive income	668,904	761,977
Total Stockholders’ Equity	$3,164,502	$3,311,006
Total Liabilities and Stockholders’ Equity	$13,196,711	$13,517,550

MFA FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
(In Thousands, Except Per Share Amounts)	2013	2012	2013	2012
Interest Income:
Agency MBS	$38,037	$49,550	$80,824	$102,850
Non-Agency MBS	43,997	32,674	85,044	58,468
Non-Agency MBS transferred to consolidated VIEs	38,601	43,280	77,469	87,690
Cash and cash equivalent investments	36	27	72	46
Interest Income	$120,671	$125,531	$243,409	$249,054

Interest Expense:
Repurchase agreements	$33,397	$36,252	$68,072	$72,322
Securitized debt	3,075	4,652	6,551	8,709
Senior Notes	2,006	1,784	4,013	1,784
Total Interest Expense	$38,478	$42,688	$78,636	$82,815

Net Interest Income	$82,193	$82,843	$164,773	$166,239

Other-Than-Temporary Impairments:
Total other-than-temporary impairment losses	$—	$—	$—	$(879)
Portion of loss reclassed from other comprehensive income	—	(280)	—	(321)
Net Impairment Losses Recognized in Earnings	$—	$(280)	$—	$(1,200)

Other Income, net:
Unrealized net (losses)/gains and net interest income from Linked Transactions	$(295)	$568	$1,241	$8,267
Gain on sales of MBS and U.S. Treasury securities, net	4,365	—	5,998	2,953
Other, net	55	1	110	1
Other Income, net	$4,125	$569	$7,349	$11,221

Operating and Other Expense:
Compensation and benefits	$5,284	$5,156	$10,557	$10,768
Other general and administrative expense	3,561	3,210	6,741	6,013
Excise tax and interest	2,000	—	2,000	—
Operating and Other Expense	$10,845	$8,366	$19,298	$16,781

Net Income	$75,473	$74,766	$152,824	$159,479
Less Preferred Stock Dividends	4,210	2,040	6,250	4,080
Less Issuance costs of redeemed preferred stock	3,947	—	3,947	—
Net Income Available to Common Stock and Participating Securities	$67,316	$72,726	$142,627	$155,399

Earnings per Common Share - Basic and Diluted	$0.19	$0.20	$0.39	$0.43

Dividends Declared per Share of Common Stock	$0.22	$0.23	$0.94	$0.47

Reconciliations of Non-GAAP Financial Measures

This press release contains disclosures related to MFA’s Core Earnings and Core Earnings per common share, for the three months ended June 30, 2013, which constitute non-GAAP financial measures within the meaning of Regulation G as promulgated by the Securities and Exchange Commission.  MFA’s management believes that these non-GAAP financial measures presented in its press release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core Earnings and Core Earnings per common share for the three months ended June 30, 2013 are not measures of performance in accordance with GAAP, as they exclude the write-off of issuance costs of redeemed preferred stock, gain on sales of MBS and U.S. Treasury securities, net and changes in fair value of MBS underlying our Linked Transactions. Management excludes these items as it believes that they are not reflective of the underlying performance of our portfolio or the way the portfolio is managed by the Company.

MFA believes that Core Earnings and Core Earnings per share provides investors with a useful measure to assess the performance of the Company’s ongoing business and useful supplemental information to both management and investors in evaluating our financial results.  A reconciliation of the GAAP items discussed above to their non-GAAP measures for the three months ended June 30, 2013, are as follows:

	Three Months Ended
	June 30, 2013
(In Thousands, Except Per Share Amounts)	Reconciliation	Basic and Diluted EPS
GAAP Net Income Available to Common Stock and Participating Securities	$67,316
Less: Dividends and Dividend Equivalent Rights on Participating Securities	(329)
GAAP Net Income Allocable to Common Stockholders	$66,987	$0.19
Non-GAAP Adjustments:
Issuance Costs of Redeemed Preferred Stock	$3,947
Gain on Sales of MBS and U.S. Treasury Securities, net	(4,365)
Changes in Net Unrealized Gains on Linked Transactions	812
Total Adjustments to Arrive at Core Earnings	$394	$0.00
Core Earnings	$67,381	$0.19
Weighted Average Common Shares Outstanding - Basic and Diluted	361,450

As noted above, certain Non-Agency MBS purchases are presented as a component of Linked Transactions in MFA’s GAAP financial statements for the three months ended June 30, 2013.  In assessing the performance of the Non-Agency MBS portfolio, MFA’s management does not view these transactions as linked, but rather views the performance of the linked Non-Agency MBS and the related repurchase agreement borrowings as it would any other Non-Agency MBS that is not part of a linked transaction.  Consequently, MFA considers that these non-GAAP financial measures assist investors in analyzing the performance of MFA’s Non-Agency MBS in the same way that MFA’s management assesses such assets.  However, as noted above, these non-GAAP financial measures do not take into account the effect of the changes in fair value of MBS underlying Linked Transactions,  gain on sales of MBS and U.S. Treasury Securities, net and the write-off of issuance costs of redeemed preferred stock which are reflected in GAAP earnings.